Exhibit 1.1


          Van Kampen American Capital Equity Opportunity Trust
                                Series 59
                             Trust Agreement

                                                     Dated:  May 20, 1997

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen American Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen American Capital Equity Opportunity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective November 21, 1991" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

           1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of each Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

           3. Section 1.01(19) shall be replaced in its entirety by the following:

             "(19) "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof,
          (a) an equal percentage ratio among the Equity Securities based on market value with respect to the Select Equity Trust and (b) the percentage relationship existing immediately prior to the related additional deposit of Securities among the maturity value per Unit of the Zero Coupon Obligations, each Equity Security per Unit as a percent of all shares of Equity Securities and the sum of the maturity value per Unit of the Zero Coupon Obligations and all Equity Securities attributable to each Unit with respect to the Select Equity and Treasury Trust. Such Percentage Ratio shall be calculated and included in each Trust Agreement and each Supplemental Indenture. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of an Equity Security."

           4. "Van Kampen American Capital Blue Chip Opportunity Trust" will replace "Select Equity Trust" in Section 1.01(23) and "Van Kampen American Capital Blue Chip Opportunity and Treasury Trust" will replace "Select Equity and Treasury Trust" in Section 1.01(24).

           5.    The  second sentence in the second paragraph of  Section
     3.11 shall be revised as follows: "However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties."

           6. The last sentence of the eighth paragraph of Section 5.02 shall be revised as follows: "Any balance remaining after such disbursements shall be credited to the Capital Account and may be used to acquire additional Securities (or, if permitted by applicable rules and regulations as indicated by an opinion of counsel, in other securities) or for any of the other purposes set forth under the Indenture."

          7.   Section 1.01(1) shall be amended to read as follows:

               "(1)   "Depositor" shall mean Van Kampen American  Capital
               Distributors, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

          8.   Section 1.01(3) shall be amended to read as follows:

               "(3) "Evaluator" shall mean American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

          9.   Section 1.01(4) shall be amended to read as follows:

               "(4) "Supervisory Servicer" shall mean Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

          10. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the requisite number of Units needed to be tendered to exercise an In Kind Distribution as set forth in Sections 5.02 and 8.02 shall be that number set forth in the Prospectus.

          11. Section 8.02 is hereby revised to require an affirmative vote of Unitholders representing 66 2/3% of the then outstanding Units to terminate the Trust rather than the 51% indicated therein.

         12. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

               "Section   3.01.       Initial   Costs.    The   following
               organization and regular and recurring expenses of the Trust shall be borne by the Trustee: (a) to the extent not borne by the Depositor, expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust,
               Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, (b) the amount specified in
               Section 3.05 and Article VIII, (c) to the extent permitted by Section 6.02, auditing fees and, to the extent not borne by the Depositor, expenses incurred in connection with maintaining the Trust's registration statement current with Federal and State authorities, (d) any Certificates issued after the Initial Date of Deposit ; and (e) expenses of any distribution agent. The Trustee shall be reimbursed for those organizational expenses referred to in clause (a) as provided in the Prospectus.

          13. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be amended by adding the following to the beginning of such Section:

               "Except as provided in Sections 3.01 and 3.05,"

          14. Section 8.04 is hereby amended by deleting the first word of such Section and replacing it with the following:

          "Except as provided in Sections 3.01 and 3.05, the"

          15. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust Zero Coupon Obligations may be sold to pay the fees, expenses and charges of the Van Kampen American Capital Blue Chip Opportunity and Treasury Trust, provided, however, that the principal value of such Zero Coupon Obligations shall not be reduced below $11 per Unit.

          16. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the maturity value per Unit ("10.00") of the Zero Coupon Obligations referred to in the second paragraph of Section 2.01(b) and in the second paragraph of Section 5.02 shall be $11.00 per Unit.

          17. Section 3.07(f) and (g) are hereby revised and a new subsection (h) is hereby added as follows:

               "(f) that all of the Securities in the Van Kampen American Capital Blue Chip Opportunity Trust will be sold pursuant to termination of the Trust pursuant to Section 8.02 hereof;

               (g) that such sale is required due to Units tendered for redemption; and

               (h) the sale of a Security is necessary to ensure that the Van Kampen American Capital Blue Chip Opportunity Trust continues to satisfy the qualifications of a regulated investment company, including the requirements with respect to diversification under Section 851 of the Internal Revenue Code."

         18. Section 8.01(a)(ii) shall be revised as follows: "(ii) to make such other provision regarding matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iii) to make such amendments as may be necessary for the Van Kampen American Capital Blue Chip Opportunity Trust to continue to qualify as a regulated investment company for federal income tax purposes."

          19. Section 8.01(b)(3) shall be revised as follows: "(3) adversely affect the characterization of the Van Kampen American Capital Blue Chip Opportunity Trust as a regulated investment company for federal income tax purposes."

          20. The first and current second paragraphs of Section 3.12 shall be revised as subsections by starting the first paragraph with an "(a)" and the second paragraph with a "(c)" and renumbering the items (a)-(e) in the first paragraph as (i)-(v). A new second paragraph shall be added as follows: In the event a Security is sold pursuant to Section 3.07(e) as a direct result of serious adverse credit factors affecting the issuer of such Security, the Sponsor may, but is not obligated, to direct the reinvestment of the proceeds of, the sale of such Security in any other securities which meets the criteria necessary for inclusion in the Van Kampen American Capital Blue Chip Opportunity Trust on the Initial Date of Deposit.

          21. Article IV, Section 4.01(b) of the Standard Terms and Conditions of Trust is hereby deleted and replaced in its entirety with the following:

              "(b) During the initial offering period such Evaluation shall be made in the following manner: if the Securities are listed on a national or foreign securities exchange, such Evaluation shall generally be based on the last available sale price on or immediately prior to the Evaluation Time on the exchange which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available sale price on such exchange at the last available ask price of the Equity Securities. If the Securities are not so listed or, if so listed, the principal market therefor is other than on such exchange or there is no such available sale price on such exchange, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate:
          (i)  in  the  case of Equity Securities, on the  basis  of  the current ask price on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) on the basis of current offering prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Fund, (iii) if offering prices are not available for the Zero Coupon Obligations or the Equity Securities, on the basis of offering or ask price for comparable securities, (iv) by determining the valuation of the Zero Coupon Obligations or the Equity Securities on the
          offering or ask side of the market by appraisal or (v) by any combination of the above. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the
          Evaluator deems such prices inappropriate as a basis for valuation). The Evaluator shall add to the Evaluation of each Security the amount of any commissions and relevant taxes associated with the acquisition of the Security. As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation time. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Securities, the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01."

          22. Article IV, Section 4.01(c) of the Standard Terms and Conditions of Trust is hereby deleted and replaced in its entirety with the following:

             "(c)  For purposes of the Trust Fund Evaluations required by
          Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for the Zero Coupon Obligations, the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Equity Securities are listed on a national or foreign securities exchange and the last available sale prices are utilized, on the basis of the last available bid price of the Equity Securities. In addition, the Evaluator shall (i) not make the addition specified in the fourth sentence of Section 4.01(b) and (ii) shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation."

          23. Section 2.03(a) shall be replaced in its entirety by the following:

          "(a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in the Schedules to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified and, if such Units are represented by a Certificate, such Certificate substantially in the form above recited, representing the ownership of those Units. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Trustee on its books. The Trustee hereby agrees that on the date of any Supplemental Indenture it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute a Certificate or Certificates substantially in the form above recited representing the ownership of an aggregate number of those Units."

         24.   Section 2.01(b) is hereby replaced with the following:

               (b)    From  time  to time following the Initial  Date  of
          Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Securities), and/or (ii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Such deposit of additional Securities or cash with instructions to purchase additional Securities shall be made, in each case, pursuant to a Supplemental Indenture accompanied by a legal opinion issued by legal counsel satisfactory to the Depositor. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker, except by reason of its own negligence, lack of good faith or willful misconduct.

          In connection with any deposit pursuant to this Section 2.01(b) in the Select Equity and Treasury Trust, the Depositor shall be obligated to determine that the maturity value of the Zero Coupon Obligations included in the deposit, divided by the number of Units created by reason of the deposit, shall equal at least $10.00.

          The Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly  as  is  practicable,  in the  identical  ratio  as  the
          Percentage Ratio for such Securities as is specified in the Trust Agreement for each Trust. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Securities (the "Additional Securities Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in
          Section 3.12. If the Depositor does not take the action specified in Section 3.12 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12.



     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of Van Kampen American Capital Investment Advisory Corp. to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of the Assistant Vice Presidents of Van Kampen American Capital Investment Advisory Corp. and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                        Distributors, Inc.

                                    By  Sandra A. Waterworth
                                        Vice President

Attest:

By   Gina M. Scumaci
     Assistant Secretary

                                    American Portfolio Evaluation
                                      Services, a division of Van Kampen
                                      American Capital Investment
                                      Advisory Corp.

                                    By  Dennis J. McDonnell
                                        President

Attest

By  Scott E. Martin
    Assistant Secretary

                                    Van Kampen American Capital
                                       Investment Advisory Corp.

                                    By  Dennis J. McDonnell
                                        President

Attest

By  Scott E. Martin
    Assistant Secretary

                                    The Bank of New York

                                    By  Ted Rudich
                                        Vice President

Attest

By  Norbert Loney
    Assistant Treasurer

                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 59

(Note: Incorporated herein and made a part hereof is each "Portfolio" as set forth in the Prospectus.)